UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2018

TRACK GROUP, INC.

(Exact name of Registrant as specified in its Charter)

Delaware	000-23153	87-0543981
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

200 E. 5th Avenue, Suite 100, Naperville, Illinois 60563
(Address of principal executive offices)

(877) 260-2010
(Registrant’s Telephone Number)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

See Item 5.07.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On July 13, 2018 Track Group, Inc. (the “Company”) began soliciting written consents from its stockholders in lieu of an annual meeting pursuant to the Consent Solicitation Statement on Schedule 14A filed with the Securities and Exchange Commission on July 13, 2018 (the “Consent Solicitation”), to (i) approve the election of Guy Dubois, Karen Macleod and Karim Sehnaoui as directors of the Company, to serve until the next annual meeting of stockholders or until their successor is duly elected; and (ii) ratify the appointment of Eide Bailly, LLP as the Company’s independent auditors for the fiscal year ending September 30, 2018 (together, the “Proposals”).

As of July 6, 2018 (the “Record Date”), the Company had 11,401,650 shares of common stock issued and outstanding. As of August 13, 2018, the Company had received 5,823,560 written consents approving the election of Mr. Dubois, 5,823,558 written consents approving the election of each Ms. Macleod and Mr. Sehnaoui, and 7,927,956 written consents approving the appointment of Eide Bally, LLP as the Company’s auditors for the fiscal year ended September 30, 2018. Because the Company received written consents approving each of the Proposals from stockholders representing more than 50% of the outstanding shares of Company Common Stock as of the Record Date, the Proposals were approved, and the Company terminated the solicitation on August 13, 2018.

To comply with the requirements set forth in Section 211(b) of the Delaware General Corporation Law, each of Messrs. Dubois and Sehnaoui and Ms. Macleod resigned immediately prior to the receipt and acceptance by the Company of the sufficient number of written consents approving the re-election of each of the directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRACK GROUP, INC.

Date: August 14, 2018	By:	/s/ Peter K. Poli
Peter K. Poli
Chief Financial Officer